June 16, 2015

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Bigfoot Project Investments Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated June 10, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

5201 Eden Ave

Suite 300

Edina, Minnesota  55436

630.277.2330